EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Valley National Bancorp:

We consent to the incorporation by reference in the registration statements No. 333-178867, No. 333-159050, No. 333-133430, No. 333-124215, No. 333-53888, No. 333-80507, No. 333-77673, No. 333-75889, No. 333-65993, No. 333-36667, No. 333-25419, No. 033-61547, No. 033-56933, and No. 033-52809 on Form S-8; No. 333-71546 on Form S-3; No. 333-202916 and No. 333-191168, on Form S-3ASR; and No. 333-160285 and No. 333-56425 on Form S-3D of Valley National Bancorp (Company) of our reports dated February 29, 2016, with respect to the consolidated statements of financial condition of the Company as of December 31, 2015 and 2014 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the Company's annual report on Form 10-K for the year ended December 31, 2015.

/s/ KPMG LLP
February 29, 2016